EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the quarterly report of Landsea Homes Corporation (the “Company”) on Form 10-Q for the period ended September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Ho, Chief Executive Officer and Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
1.the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 15, 2021

By:	/s/ John Ho
Name:	John Ho
Title:	Chief Executive Officer and Interim Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)